SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                              ___________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933


                    Cincinnati Milacron Inc.
        (Exact Name of Registrant as Specified in its Charter)

                               Delaware
  (State or Other Jurisdiction of Incorporation or
  Organization)

                              31-1062125
                 (I.R.S. Employer Identification No.)

         4701 Marburg Avenue, Cincinnati, Ohio       45209
         (Address of Principal Executive Offices) (Zip Code)

           Cincinnati Milacron 1994 Long-Term Incentive Plan
                       (Full Title of the Plan)

                            Wayne F. Taylor
                       Cincinnati Milacron Inc.
                          4701 Marburg Avenue
                        Cincinnati, Ohio 45209
                (Name and Address of Agent For Service)

                            (513) 841-8100
  (Telephone Number, Including Area Code, of Agent For
  Service)

  Approximate date of commencement of proposed sale: As soon as practicable after this Registration Statement becomes effective.








                      CALCULATION OF REGISTRATION FEE

                             Proposed   Proposed
Title of                     Maximum    Maximum
Securities        Amount     Offering   Aggregate    Amount of
  to be           to be      Price Per  Offering     Registration
Registered       Registered  Unit 1/    Price 1/     Fee

_________________________________________________________

Common Stock     2,000,000   $25.06    $50,120,000   $17,282.76
Par Value $1.00
Per Share

<F1>
1/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457, based on the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange composite Tape on November 8, 1994 of
$25.06.

                              _______________

In accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended, this Registration Statement shall become effective on the twentieth day after the date of its filing with the Securities and Exchange Commission.











                                  PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS 1/

Item 1.   Plan Information.

Item 2.   Registrant Information and Employee Plan Annual
          Information.

                __________________________________________

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The annual report of Cincinnati Milacron Inc. (the "Company" or "Cincinnati Milacron") on Form 10-K/A Amendment No. 2 for the fiscal year ended January 1, 1994, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 1994, are incorporated herein by reference. All documents subsequently filed by Cincinnati Milacron pursuant to Section 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

_______________________

     1/ This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

          The description of Cincinnati Milacron common stock, par value $1.00 per share (the "Common Stock"), included or incorporated by reference in its registration statement on Form 8-B, File No. 1-8485, filed pursuant to Section 12(b) of the Exchange Act, is incorporated herein by reference.


Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware permits indemnification of the directors and officers of Cincinnati Milacron involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of Cincinnati Milacron, for any expenses, including attorneys' fees, and (except in the case of suits by or in the right of Cincinnati Milacron) any liabilities which they may have incurred in consequence of such action, suit or proceeding under conditions stated in said section.

          Article XII of the Certificate of Incorporation of Cincinnati Milacron provides, in effect, for indemnification of the directors and officers of Cincinnati Milacron to the fullest extent permitted by Section 145. In addition, Cincinnati Milacron maintains liability insurance for its directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.



Exhibit No.

4    Instruments Defining the Rights of Security Holders,
     Including Indentures:

     4.1  12% Sinking Fund Debentures due July 15, 2010

          -    Incorporated herein by reference to the Company's
               Registration Statement on Form S-3 filed June 27,
               1985 (File No. 2-98653)

     4.2  8-3/8% Notes due 2004

          -    Incorporated herein by reference to the Company's
               Amendment No. 3 to Form S-4 Registration Statement dated July 7, 1994 (File No. 33-53009)

     4.3 Cincinnati Milacron hereby agrees to furnish to the Securities and Exchange Commission, upon its request, the instruments with respect to the long-term debt for securities authorized thereunder which do not exceed 10% of the registrant's total consolidated assets

5 Opinion of Cravath, Swaine & Moore, counsel for registrant, as to legality of the securities offered under the Plan

15   Letter regarding unaudited interim financial information -
     Not Applicable

23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cravath, Swaine & Moore--see Exhibit 5

24   Power of Attorney

27   Financial Data Schedule - Not Applicable

28 Information from reports furnished to State insurance regulatory authorities - Not Applicable

99   Additional Exhibits - Not Applicable

Item 9.   Undertakings.

          (1)  The undersigned registrant hereby undertakes:

               (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  to include any prospectus required by
                         Section 10(a)(3) of the Securities Act
                         of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         provided, however that paragraphs
                         (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
               1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, and State of Ohio, on this 9th day of November, 1994.


                              CINCINNATI MILACRON INC.

                              By:  /s/ Ronald D. Brown
                                   ____________________
                                   Ronald D. Brown
                                   Vice President-Finance


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on this 9th day of November, 1994.

Signature                     Title

        *                     Chairman of the Board (Chief
Daniel J. Meyer               Executive Officer) and Director


        *                     President (Chief Operating
Raymond E. Ross               Officer) and Director


        *                     Director
Darryl F. Allen


        *                     Director
Neil A. Armstrong



        *                     Director
Lyle Everingham


       *                      Director
James A. D. Geier


       *                      Director
Harry A. Hammerly


       *                      Director
James E. Perrella


       *                      Director
Joseph A. Steger


       *                      Director
Harry C. Stonecipher


       *                      Vice President, Finance (Chief
Ronald D. Brown               Financial Officer)


       *                      Controller (Chief Accounting
Robert P. Lienesch            Officer)

                              /s/ Ronald D. Brown
                              ___________________________
                              Ronald D. Brown
                              Vice President, Finance
                              Attorney-In-Fact


*Original Powers of Attorney authorizing Daniel J. Meyer, Ronald
D. Brown and Wayne F. Taylor and each of them to sign this registration statement on behalf of the above named directors and officers of the registrant are filed as Exhibit 24 to the registration statement.